Exhibit 99.1


PRESS RELEASE


DATE:  SEPTEMBER 23, 1996
FOR RELEASE:  IMMEDIATELY

ST. PAUL, MINNESOTA -- Aero Systems Engineering, Inc. (ASE) Board of Directors announced the acceptance of the resignation of Roland Dilda as President and CEO of the Company. Mr. Dilda is leaving ASE to pursue other activities. The Board has elected Dr. Leon E. Ring as President and CEO. Dr. Ring will assume this position effective today.

ASE, headquartered in St. Paul, Minnesota, is a member of the Celsius Group, headquartered in Stockholm, Sweden. The common stock of the Company is traded on the Nasdaq market with the symbol AERS.

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The Celsius Group is a Swedish high technology industrial group listed on the
Swedish Stock Exchange. The Group holds a leading position within the defense sectors and has an annual turnover of 1.7 billion USD and employs in total 11,500 people.

The Celsius Group has comprehensive activities in the U.S.A., mainly within the commercial aircraft maintenance sector. The operations, which are controlled by Washington-based Celsius Inc., are conducted by three separate companies--AeroThrust Corp., Aero Systems Engineering (ASE) and FFV Aerotech Inc.--all based in the U.S.A. The Celsius operations in the U.S.A. employs 700 persons and report annual joint sales in excess of 135M USD.

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For further information, please contact Dr. Leon E. Ring, President and CEO of
Aero Systems Engineering, Inc. (ASE), tel 612-220-1107.